Exhibit 99.1

PROXY CARD

PERCEPTION CAPITAL CORP. IV
3109 W. 50th Street, #207
Minneapolis, MN 55410

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
PERCEPTION CAPITAL CORP. IV
TO BE HELD ON [●], 2025

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
PERCEPTION CAPITAL CORP. IV
TO BE HELD ON [●], 2025

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [___] ___, 2025, in connection with the Extraordinary General Meeting of Shareholders at [●] [a.m./p.m.] Eastern time, on [●], 2025 at the offices of Perception located at 3109 W. 50th Street, #207, Minneapolis, MN 55410, United States and via live webcast by visiting [https://www].:

The undersigned hereby appoints each of [________] and [________], either of whom may act, as the proxy of the undersigned, with power of substitution, to vote all shares of Perception Capital Corp. IV (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE PROPOSALS. The notice of meeting, the accompanying proxy statement, and this proxy card, will be available at [_________________]. For banks and brokers, the notice of meeting and the accompanying proxy statement are available at [_________________] .

Proposal No. 1 — The Business Combination Proposal: RESOLVED, as an ordinary resolution, that the entry by Perception into the Second Amended and Restated Business Combination Agreement, dated June 12, 2024 (as it may be further amended or joined from time to time, the “Business Combination Agreement”) by and among (i) Perception Capital Corp. IV (previously RCF Acquisition Corp.), a Cayman Islands exempted company limited by shares (“Perception”); (ii) Blue Gold Limited, a Cayman Islands exempted company limited by shares (“Blue Gold Limited”); and (iii) Blue Gold Holdings Limited, a private company limited by shares formed under the laws of England and Wales (“BGHL”), and the transactions contemplated thereby, be confirmed, ratified, adopted, and approved in all respects.

For ☐	Against ☐	Abstain ☐

Proposal No 2 — The Merger Proposal: RESOLVED, as a special resolution, that: (a) Perception be and is hereby authorized to merge with Blue Gold Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of Perception, that Blue Gold Limited be the surviving company (the “Perception Reorganization”) and all the undertakings, property, rights, privileges, agreements, powers and franchises, liabilities and duties of Perception vest in Blue Gold Limited by virtue of the merger pursuant to the Companies Act (As Revised) of the Cayman Islands; (b) the Plan of Merger, by and between Perception and Blue Gold Limited, in the form annexed to the accompanying proxy statement/prospectus as Annex B but subject to such amendments as may be approved by resolution of the directors of Perception (including the annexures thereto) (the “Plan of Merger”), be and is hereby authorized, approved and confirmed in all respects and Perception be and is hereby authorized to enter into the Plan of Merger; (c) the Plan of Merger be executed by any director of Perception for and on behalf of Perception and any director of Perception, be authorized to submit or cause to be submitted the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and to make or cause to be made such additional filings and to take such additional steps as it deems necessary in respect of the Perception Reorganization; and (d) all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any director of Perception or officer of Perception in connection with the transactions contemplated hereby be and are hereby approved, ratified and confirmed in all respects.

For ☐	Against ☐	Abstain ☐

Proposal 3. The Adjournment Proposal: RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary or convenient to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Perception’s Shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient Perception ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting or (B) in order to solicit additional proxies from Perception’s Shareholders in favor of one or more of the proposals at the extraordinary general meeting be approved; or (C) if the holders of Perception Class A Ordinary Shares have elected to redeem such shares such that the Blue Gold Limited Class A Ordinary Shares would not be approved for listing on Nasdaq.

For ☐	Against ☐	Abstain ☐

Dated: [ __________ __], 2025	Dated: [ __________ __], 2025

Shareholder Signature	Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO

CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, 2, AND 3, AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.